Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TippingPoint Technologies, Inc. (the “Company”) on Form 10-Q for the quarterly period ended October 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kip McClanahan, Chief Executive Officer of the Company, and Adam Chibib, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of December 10, 2004.

/s/ KIP MCCLANAHAN
Kip McClanahan,
Chief Executive Officer
TippingPoint Technologies, Inc.

/s/ ADAM CHIBIB
Adam Chibib,
Chief Financial Officer
TippingPoint Technologies, Inc.

Note 1: The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form 10-Q or as a separate disclosure document.

Note 2: A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.